	Cherry, Bekaert & Holland, L.L.P.	www.cbh.com
The Firm of Choice.

CERTIFIED PUBLIC		Atlantic Center Plaza
ACCOUNTANTS &		1180 West Peachtree Street - Suite 1400
CONSULTANTS		Atlanta. Georgia 30309
phone 404.209.0954
fax 404.767.3217

October 9, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Admiralty Holding Company's ("Admiralty") Form 8-K/A, dated October 5, 2007 and have the following comments:

1. We have no basis upon which to agree or disagree with the statements made in the first or third paragraphs. As a point of clarification, the name of our firm referenced in the first paragraph should be "Bekaert" rather than "Baekert."

2. We agree with the statements made in the second and fourth paragraphs. As a point of clarification, the last date in the fourth sentence of the second paragraph should read "September 30, 2006" rather than "September 230,2006."

Yours truly,

Cherry, Bekaert &Holland, LLP

CHERRY, BEKAERT & HOLLAND, L.L.P.